INTELLECTUAL PROPERTY

SECURITY AGREEMENT

DATED: September 15, 1999

BETWEEN: Allied Resources, Inc. ("Secured Party")

Suite 1060, 1090 W. Georgia St.

Vancouver, B.C. V6E 3V7

AND: Bio-Preserve International Corporation ("Company")

2897 152nd Avenue N.E.

Redmond, Washington 98052

AND: Bio-Preserve Medical Corporation ("Subsidiary")

2897 152nd Avenue N.E.

Redmond, Washington 98052

1.0 RECITALS

1.1 The Company, through Bio-Preserve Medical Corporation ("Subsidiary"), a Florida corporation, owns the letters patent, and applications for letters patent, of the United States, more particularly described on Schedule 1.0 annexed to this Agreement and incorporated by reference (the "Patents"). Company and Subsidiary are collectively referred to in this Agreement as "BioPreserve."

1.2 Secured Party, a West Virginia corporation, has agreed to make certain advances of money and to extend certain financial accommodation to BioPreserve (the "Loans') in the amounts and in the manner set forth in the amounts and manner set forth in that certain Bridge Loan Agreement, dated as of September 15, 1999, as may be amended from time to time ("Loan Agreement"). Secured Party is willing to make the Loans to BioPreserve, but only upon the condition, among others, that BioPreserve shall grant to Secured Party a security interest in all of BioPreserve's right title, and interest in, to and under all of the Collateral whether presently existing or hereafter acquired.

1.3 In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and for good and valuable consideration, the receipt of which is acknowledged, the Parties agree as follows:

2.0 GRANT OF SECURITY INTEREST

2.1 BioPreserve, in consideration of the indebtedness described in the Loan Agreement, hereby assigns unto Secured Party and grants to Secured Party a security interest in, and mortgage on, to be secured by a security interest in all right, title and interest of BioPreserve in and to the Patents together with any application, issue, re-examination, and all divisions, reissues, continuations improvements or extensions thereof, including, without limitation, any and all causes of action for infringement thereof and the right to file foreign applications directly in the name of BioPreserve and to claim priority rights deriving from the United States application to which the foreign applications are entitled by virtue of international convention, treaty or otherwise, the invention , application and all letters patent on the invention for the full term of the Patents, and any and all royalties for any license thereof (the "Collateral"), to secure the prompt payment, performance and observance of the obligations defined in the Loan Agreement.

2.2 This security interest is granted to the Secured Party to secure (a) the payment of the indebtedness evidenced by the Loan Agreement in the principal sum of $350,000 with interest thereon, and all renewals, extensions, and modifications of the Loan Agreement; (b) the payment performance and observance of all obligations, covenants and agreements to be paid, performed or observed by BioPreserve under the Loan Agreement; (c) the payment of all other sums, with interest thereon, advanced under the terms of the Loan Agreement; and (d) the performance of the agreements and warranties of BioPreserve contained in the Loan Agreement or incorporated in either Agreement by reference.

3.0 PROPERTY

3.1 The property subject to the security interest are the U.S. Patents, numbers 5,338,662 and 5,494,822, dated August 16, 1994 and February 27, 1996, respectively, more particularly described on Schedule 1.0 annexed to this Agreement and incorporated by reference, together with any application, issue, re-examination, and all divisions, reissues, continuations improvements or extensions thereof, including, without limitation, any and all causes of action for infringement thereof and the right to file foreign applications directly in the name of BioPreserve and to claim priority rights deriving from the United States application to which the foreign applications are entitled by virtue of international convention, treaty or otherwise, the invention, application and all letters patent on the invention for the full term of the Patents, and any and all royalties for any license thereof

4.0 REPRESENTATIONS, WARRANTIES AND COVENANTS OF BIO-PRESERVE

4.1 BioPreserve hereby represents, warrants, covenants and agrees as follows:

4.1.1 BioPreserve believes it has the sole, full and clear title to each of the Patents in the United States shown on Schedule 1.0 hereto, and believes that the issued patents are valid and subsisting and in full force and effect and have not been claimed or adjudged invalid or unenforceable in whole or in part. BioPreserve shall diligently prosecute any patent application now pending or acquired or made by it during the term of this Agreement, shall make applications on unpatented but patentable inventions, and shall preserve and maintain all rights of any kind in the Patents. BioPreserve believes that none of the Patents has been abandoned or dedicated, and BioPreserve will not do any act or omit to do any act nor permit any licensee thereof to do any act, whereby any issued patent or patent application may become abandoned or dedicated and shall notify the Secured Party immediately if it knows of any reason or has reason to know that any application or issued patent may become abandoned or dedicated; provided, however, that BioPreserve may choose to abandon or dedicate any issued patent or patent application, if, in BioPreserve" reasonable business judgment, to do so is in the best interests of BioPreserve. Prior to the intentional abandonment or dedication of any Patent BioPreserve agrees to notify the Secured Party in writing.

4.1.2 BioPreserve will promptly perform all acts and execute all documents, including, without limitation, grants of security in forms suitable for recording with the United States Patent and Trademark Office, substantially in the form of Exhibit B attached to this Agreement and incorporated by reference, requested by the Secured Party at any time to evidence, perfect, maintain, record or enforce the Secured Party's interest in the Collateral or otherwise in furtherance of the provisions of this Agreement, and BioPreserve hereby authorizes the Secured Party to execute and file one or more financing statements (and any similar documents) or copies thereof or of this Agreement with respect to the Collateral signed only by the Secured Party. BioPreserve agrees to do whatever may be necessary under the applicable Uniform Commercial Code in the state where the Collateral is located, to perfect and continue the Secured Party's interest in the Collateral.

4.1.3 In the event that BioPreserve, either itself or through any subsidiary, affiliate, agent, employee, licensee or designee, shall file an application for the issuance of any Patent with the United States Patent and Trademark Office, or shall obtain issuance of any Patent previously applied for, or shall adopt acquire or obtain rights to any new patent application, or become entitled to the benefit of any patent application or any patent or any part thereof for reissue, re-examination, continuation, continuation-in-part, division, improvement or extension, BioPreserve shall promptly inform the Secured Party, and, upon request of the Secured Party, execute and deliver any and all assignments, agreements, instruments, documents and papers as the Secured Party may request to evidence the Secured Party's interest in such Patents and the goodwill and general intangibles of BioPreserve relating to the Patents or represented thereby. BioPreserve hereby constitutes the Secured Party its attomey-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the obligations under the Loan Agreement are paid in full. BioPreserve authorizes the amendment of the Schedule 1.0 to this Agreement to include any future patent registrations or applications which may be acquired or made by BioPreserve.

4.1.4 BioPreserve has the authority, right and power to enter into this Agreement and to perform its terms and to grant the security interest herein granted, and has not entered and will not enter into any oral or written agreements which would prevent BioPreserve from complying with the terms of this Agreement. The Collateral is not now, and at all times will not be, subject to any liens, charges, mortgages, assignments, security interests, licenses, claims, shop rights, covenants not to sue third persons, or encumbrances of any nature whatsoever, except in favor of the Secured Party, and to the best knowledge of BioPreserve, none of the Collateral is subject to any claims of any other party.

4.1.5 Except to the extent that the Secured Party, upon prior written notice from BioPreserve, shall consent, BioPreserve will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive license, or otherwise dispose of any of the Collateral, and nothing in this Agreement shall be deemed a consent by the Secured Party to any such action except as expressly permitted herein.

4.1.6 As of the date of this Agreement, neither BioPreserve nor any affiliate or subsidiary thereof has any Patents registered, or the subject of any pending application, in the United States Patent and Trademark Office other than those described in Schedule 1.0.

4.1.7 BioPreserve will take all necessary steps in any proceeding before the United States Patent and Trademark Office, or similar office or agency of the United States or any office of the Secretary of State (or equivalent) of any state thereof, to maintain each application and registration of the Collateral, including, without limitation, filing of renewals, extensions, affidavits of use and incontestability, and opposition, interference and cancellation proceedings. BioPreserve shall notify the Secured Party promptly in writing if any application or registration relating to any Collateral may become abandoned or dedicated or subject to an adverse final determination in any proceeding in the United States Patent and Trademark Office or any court regarding BioPreserve's ownership of the Patents, its right to register them, or to keep and maintain their validity.

4.1.8 In the event that any Patent is infringed, misappropriated or diluted by a third party, BioPreserve shall promptly notify the Secured Party and shall, unless BioPreserve shall determine in its reasonable judgment that such Patent is of negligible economic value to the business of BioPreserve, promptly sue for infringement, misappropriation and/or dilution and to obtain injunctive relief and recover damages therefor, and shall take such other actions to protect the Patents as BioPreserve shall deem appropriate in its reasonable business judgment under the circumstances. The Secured Party shall have the right, but in no way shall be obligated, to bring suit in its own name to enforce the Patents and any licenses thereunder, in which case BioPreserve shall, at the request of the Secured Party, do any and all lawful acts requested by the Secured Party and execute any and all documents required by the Secured Party to aid such enforcement. BioPreserve shall, upon demand, promptly reimburse and indemnify the Secured Party for all costs and expenses incurred in such enforcement.

4.1.9 Payment of Principal and Interest. BioPreserve shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Loan Agreement, any prepayment and late charges provided in the Loan Agreement, and all other sums secured by this Agreement and the Loan Agreement.

4.1.10 Corporate Existence. Company is a corporation duly organized and existing under the laws of the state of Nevada and is duly qualified in every other state in which it is doing business. Subsidiary is a corporation duly organized and existing under the laws of the state of Florida and is duly qualified in every other state in which it is doing business.

4.1.11 Corporate Authority . The execution, delivery, and performance of this Agreement and the Loan Agreement are within BioPreserve's corporate powers, have been duly authorized, and are not in contravention of law or the terms of BioPreserve's articles of incorporation and bylaws, or of any indenture, agreement, or undertaking to which BioPreserve is a party or by which it is bound.

5.0 APPLICATION OF PAYMENTS

5.1 Unless applicable law provides otherwise, all payments received by the Secured Party from BioPreserve under the Loan Agreement shall be applied by the Secured Party in the following order of priority: (i) interest payable on the loan in the manner provided therein; (ii) principal in the manner provided therein; and (iii) any other sums secured by this Agreement and the Loan Agreement in such order as the Secured Party, at the Secured Party's option, may determine.

6.0 PROTECTION OF COLLATERAL

6.1 If BioPreserve fails to perform the covenants and agreements contained or incorporated in this Agreement and the Loan Agreement or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of the Secured Party therein, including, but not limited to eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent then the Secured Party, at the Secured Party's option, may make such appearance, disburse such sums, and take such action as the Secured Party deems necessary, in its sole discretion, to protect the Secured Party's interest, including but not limited to disbursement of attorneys' fees. Any amounts disbursed by Secured Party pursuant to this Section, with interest thereon, shall become additional indebtedness of BioPreserve secured by this Agreement. Unless BioPreserve and the Secured Party agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in the Loan Agreement. Nothing contained in this Section shall require the Secured Party to incur any expense or take any action.

7.0 NO RELEASE OF SECURITY INTEREST OR WAIVER

7.1 From time to time, the Secured Party may, at the Secured Party's option, without giving notice to or obtaining the consent of BioPreserve, its successors or assigns or of any other lienholder or guarantors, without liability on the Secured Party's part, and notwithstanding BioPreserve's breach of any covenant or agreement of BioPreserve in this Agreement and the Loan Agreement, extend the time for payment of indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, modify the terms and the time of payment of said indebtedness, release from the lien of this Agreement any part of the Collateral, take or release other or additional security, reconvey any part of the Collateral, consent to any map or plan of the Collateral, join in any extension or subordination agreement, and agree in writing with BioPreserve to modify the rate of interest or period of amortization of the loan or change the amount of any installments payable thereunder. Any actions taken by the Secured Party pursuant to the terms of this Section shall not affect the obligation of BioPreserve or its successors or assigns to pay the sums secured by this Agreement and the Loan Agreement and to observe the covenants of BioPreserve contained herein, shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Collateral.

7.2 Any forbearance by the Secured Party in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Secured Party of payment of any sum secured by this Agreement and the Loan Agreement after the due date of such payment shall not be a waiver of the Secured Partys right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The receipt by Secured Party of any awards, proceeds or damages as provided in this Agreement shall not operate to cure or waive BioPreserve's default in payment of sums secured by this Agreement.

8.0 UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

8.1 This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and BioPreserve hereby grants the Secured Party a first priority security interest in these items. BioPreserve agrees that the Secured Party may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral, including the Security Agreement attached as Exhibit B to this Agreement. In addition, BioPreserve agrees to execute and deliver to the Secured Party, upon the Secured Party's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement and the Loan Agreement in such form as the Secured Party may require to perfect a security interest with respect to these items. Without the prior written consent of the Secured Party, BioPreserve shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, including replacements and additions thereto. Upon the occurrence of an event of default, the Secured Party shall have the remedies of a secured party under the Uniform Commercial Code and, at the Secured Party's option, may also invoke the other remedies provided in this Agreement and the Loan Agreement as to such items.

9.0 EVENTS OF DEFAULT

9.1 BioPreserve shall be in default under this Agreement when any of the following events or conditions occurs:

9.1.1 BioPreserve fails to comply with any term, obligation, covenant or condition contained in this Agreement and in the Loan Agreement, within 10 days after receipt of written notice from the Secured Party demanding such compliance.

9.1.2 Any warranty, covenant, or representation made to the Secured Party by BioPreserve under this Agreement or under the Loan Agreement, proves to have been false in any material respect when made or furnished.

9.1.3 Any levy, seizure, attachment lien, or encumbrance of or on the Collateral which is not discharged by BioPreserve within 10 days or, any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without the written consent of the Secured Party.

10.0 ACCELERATION IN CASE OF BORROWER'S INSOLVENCY

10.1 If BioPreserve voluntarily files a petition under the federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or files an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if BioPreserve is adjudged bankrupt, or if a trustee or receiver is appointed for BioPreserve's property, or if the Collateral becomes subject to the jurisdiction of a federal bankruptcy court or similar state court or if BioPreserve makes an assignment for the benefit of its creditors, or if there is an attachment receivership, execution or other judicial seizure, then the Secured Party may, at the Secured Partys option, declare all of the sums secured by this Agreement to be immediately due and payable without prior notice to BioPreserve, and the Secured Party may invoke any remedies permitted by this Agreement. Any attorneys' fees and other expenses incurred by the Secured Party in connection with BioPreserve's bankruptcy or any of the other events described in this Section shall be additional indebtedness of BioPreserve secured by this Agreement.

11.0 EVENTS OF DEFAULT BY SECURED PARTY

11.1 The occurrence of one or more of the following events shall constitute an event of default by Secured Party:

11.1.1 Nonpayment of the Principal and interest due on the Promissory Note for more than thirty (30) days beyond the payment date when due.

11.1.2 The entry of a decree or order by a court having jurisdiction in the premises adjudging Secured Party bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement adjustment or composition of or in respect of Secured Party under the federal Bankruptcy Act or any other applicable federal, state or provincial law, or appointing a receiver, liquidator, assignee, or trustee of Secured Party, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order.

11.1.3 The institution by Secured Party of proceedings to be adjudicated bankrupt, or the consent by Secured Party to the institution of bankruptcy proceedings against it or the filing by it of a petition or answer or consent seeking relief under the federal Bankruptcy Act or any other applicable federal, state or provincial law, or the consent by it to the filing of any such petition or to the appointment of a trustee of Secured Party, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

11.2 Upon the occurrence of any one or more of the above described Events of Default, this Agreement automatically is nullifed and is to be treated as though such an Agreement never occurred. The parties to this Agreement now stipulate that these Events of Default were not contemplated as any benefit of the bargain made hereunder, and are so egregious as to render this Agreement illusory and without consideration. This paragraph may be plead as a complete defense to any claim of enforceability of this Agreement and subsequent agreements which claim an enforceable or derivative right to the intellectual property which is the sub subject of this Agreement should any one or more of the Events of Default occur. The parties agree that this paragraph shall apply to any third party beneficiary, assignee, heir, receiver or trustee.

12.0 RIGHTS OF SECURED PARTY

12.1 Upon default, the Secured Party may require BioPreserve to assemble the Collateral and make it available to the Secured Party at the place to be designated by the Secured Party which is reasonably convenient to both parties. Secured Party shall have a nonexclusive, royalty free license to use the Patents to the extent reasonably necessary to permit Secured Party to exercise its rights and remedies upon the occurrence of an event of Default. The Secured Party may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition. The Secured Party may bid at any public sale on all or any portion of the Collateral. The Secured Party shall give BioPreserve reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. A public sale in the following fashion shall be conclusively presumed to be reasonable:

    Notice shall be given at least 10 days before the date of sale by publication once in a newspaper of general circulation published in the county in which the sale is to be held;

    The sale shall be held in a county in which the Collateral or any part is located or in a county in which BioPreserve has a place of business;

    Payment shall be in cash or by certified check immediately following the close of the sale;

    The sale shall be by auction, but it need not be by a professional auctioneer;

    The Collateral may be sold as is and without any preparation for sale.

12.2 Notwithstanding any provision of this Agreement, the Secured Party shall be under no obligation to offer to sell the Collateral. In the event the Secured Party offers to sell the Collateral, the Secured Party will be under no obligation to consummate a sale of the Collateral if, in its reasonable business judgment, none of the offers received by it reasonably approximates the fair value of the Collateral.

12.3 In the event the Secured Party elects not to sell the Collateral, the Secured Party may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of BioPreserve's obligation, subject to BioPreserve's rights under such procedures.

12.4 In addition to the rights under this Agreement and the Loan Agreement in the event of a default by BioPreserve, the Secured Party shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the loan and any receiver appointed may serve without bond. Employment by the Secured Party shall not disqualify a person from serving as receiver.

13.0 PROVISIONS OF AGREEMENT

13.1 BioPreserve agrees to comply with the covenants and conditions of the Loan Agreement which is hereby incorporated by reference in and made a part of this Agreement. All advances made by the Secured Party pursuant to the Loan Agreement shall be indebtedness of BioPreserve secured by this Agreement and such advances may be obligatory as provided in the Agreement. All sums disbursed by the Secured Party to protect the security of this Agreement and the Loan Agreement up to the principal amount of the Note shall be treated as disbursements pursuant to such Agreements. All such sums shall bear interest from the date of disbursement at the rate stated in the Loan Agreement. In case of a breach by BioPreserve of the covenants and conditions of the Loan Agreement, the Secured Party at the Secured Party's option (i) may invoke any of the rights or remedies provided in the Agreement, (ii) may accelerate the sums secured by this Agreement and invoke the remedies provided in this Agreement or, (iii) may do both.

14.0 INDEMNITY

14.1 BioPreserve agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and BioPreserve, whether under this Agreement or otherwise (including without limitation reasonable attorneys' fees and reasonable expenses), except for losses arising from or out of Secured Party's gross negligence or willful misconduct.

15.0 TERMINATION ON SATISFACTION

15.1 Upon satisfaction of all BioPreserve obligations to Secured Party under Loan Agreement, this Agreement shall terminate and any and all security interest of Secured Party in the Collateral shall be released.

16.0 MISCELLANEOUS

16.1 Waiver. No course of dealing between BioPreserve and Secured Party, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of Lender under this Stock Pledge Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege.

16.2 Entire Agreement. This Agreement, together with the attached exhibits and documents incorporated by reference, contains the entire agreement between the parties with respect to the transaction contemplated and shall not be changed or terminated except by written amendment signed by the parties.

16.3 Remedies. The rights and remedies provided and in all other agreements, instruments and documents delivered, are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

16.4 Severability. If any term or provision of this Agreement or the application to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement and application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

16.5 Notices. Any notice, request, demand, claim, instruction, or other document to be given to any party pursuant to this Agreement shall be in writing delivered personally or sent by United States mail, registered or certified, postage fully prepaid, as follows:

    If to the Company or the Subsidiary, to the address set forth on the first page of this Stock Pledge Agreement.

    If to the Secured Party, to the address set forth on the first page of this Stock Pledge Agreement, with a copy to:

Tollefsen Business Law P.C.
2707 Colby Ave., Ste. 901
Everett, Washington 98201

Attn: Stephen N. Tollefsen

Any party may give any notice, request, demand, claim, instruction, or other document under this section using any other means (including expedited courier, messenger service, telecopy, facsimile, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, instruction, or other document shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change its address for purposes of this section by giving notice of the change of address to the other party in the manner provided in this section.

16.6 Binding Agreement. Subject to the terms and conditions of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties and their respective administrators, successors and assigns.

16.7 Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court, in the action and on appeal.

16.8 Choice Of Law/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. Any legal proceedings, including any arbitration, resulting from the execution or performance of this Agreement shall be brought solely in the Courts of the State of Washington, King County.

16.9 Counterparts. This Agreement may be signed in counterparts.

17.0 SIGNATURES

17.1 IN WITNESS WBEREOF the parties have signed this Agreement.

"COMPANY" "SUBSIDIARY"

BioPreserve International Corporation BioPreserve Medical Corporation

/s/ Nicholas G. Loebel /s/ Nicholas G. Loebel

By: Nicolas G. Loebel By: Nicolas G. Loebel

President President

"SECURED PARTY" By: /s/ Fereydoon Sadri

Allied Resources, Inc. Chairman

/s/ Ruairidh Campbell

By: Ruairidh Campbell

President